SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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NEUBERGER BERMAN EQUITY FUNDS

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We Need Your Vote:

NB Sustainable Equity Fund Proposed Change to Non-Diversified

Re: Your investment in the Neuberger Berman Sustainable Equity Fund

Dear Shareholder:

Neuberger Berman Sustainable Equity Fund (the “Fund”) continues to solicit proxy votes in connection with a special meeting of shareholders scheduled for Wednesday, May 15th. As you may recall from proxy materials previously sent by the Fund, the initial meeting that was scheduled for March 26th needed to be adjourned for a second time due to the Fund not having the necessary votes to meet its vote requirement.

As explained in prior communications, the Fund is seeking shareholder approval for a change in status from “diversified” to a “non-diversified” Fund, as defined by the Investment Company Act of 1940. Additional information about the proposal is provided below.

If you own shares of the Fund, we encourage you to vote. Below are the next steps on how to vote your shares:

-	Shareholders should respond to the proxy by mail, telephone, mobile device or at www.proxyvote.com. Detailed instructions are on the proxy cards that were sent to you. You will need the control number that is unique to your account and provided on the proxy materials.

-	If you misplaced your proxy card and/or your control number, you should contact Broadridge Financial Solutions, Inc., the Fund’s proxy solicitor, at 833-757-0738 to vote directly over the phone.

-	You can also vote at the special shareholder meeting. As noted above, the reconvened meeting will be held at the office of Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104 on May 15th. You are welcome to attend and cast your vote in person.

Additional Information about the Proposal

In recent years, the Fund’s benchmark, the S&P 500, has become increasingly concentrated in a more limited number of issuers. This trend has presented challenges for the Fund’s portfolio manager to effectively manage the portfolio and continue to meet the investment requirements of a diversified fund. Currently, the Fund’s portfolio has reached the maximum investment limitations of a diversified fund, which the portfolio manager believes limits the ability of the Fund to take advantage of certain investment opportunities.

As a non-diversified fund, the Fund could invest a greater portion of its assets in any one issuer and could invest overall in a smaller number of issuers than a diversified fund. NB believes that this added flexibility is in the best interest of the Fund and its shareholders since it will enable the portfolio manager to increase investments in securities that the portfolio manager believes to be most attractive. In addition, NB believes the proposed change would allow the Fund’s portfolio to better reflect the current composition of the U.S. large cap equity universe.

Sincerely,

Brian Kerrane
COO & VP - Funds